For Period ended 07/31/2016                Series 28, 35, 31, 36, 32, 39
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide
"adequate space for responding to Items 72DD, 73A, 74U and 74V for the" "Adviser Share Class, the answers for the Adviser Share Class are as" follows:


USAA Growth & Income - Adviser Shares

72DD
Dollar Distributions
$40


73A
Per Share Distributions
0.0986


74U
Shares Outstanding
410


74V
NAV
20.32


USAA High Income - Adviser Shares

72DD
Dollar Distribributions
$546


73A
Per Share Distributions
0.4475


74U
Shares Outstanding
1,160


74V
NAV
7.92


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
$6,333

73A
Per Share Distributions
0.4227


74U
Shares Outstanding
12,836


74V
NAV
13.36


USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
$3,793


73A
Per Share Distributions
0.3974

74U
Shares Outstanding
9,234

74V
NAV
10.70


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
$231


73A
Per Share Distributions
0.1376

74U
Shares Outstanding
1,385

74V
NAV
9.20

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
$82


73A
Per Share Distributions
0.1814


74U
Shares Outstanding
454


74V
NAV
19.32